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                                                               Exhibit 10.17

            Amendments to 1992 Equity Incentive Plan
                  (As adopted February 1, 1995)


     RESOLVED, that the following amendments to the 1992 Equity Incentive Plan be, and they hereby are, adopted and approved:

     1. Section 9.02(c) is hereby amended in its entirety to read as follows:

          "(c)   Upon the grant of a Restricted Stock Award, the Corporation shall cause to be issued stock certificates representing the shares subject to such Restricted Stock Award in the Participant's name. The Corporation shall hold such stock certificates until the restrictions set forth in Sections 9.02(a) and 9.02(b) lapse in accordance with the Plan and the Award Agreement. Once the restrictions have lapsed with respect to all or part of the shares subject to the Restricted Stock Award, such stock certificates shall be distributed to the Participant."

     2. The final paragraph after clause (2) of Section 11.01(c) is deleted in its entirety. Section 11.01(d) is hereby amended by adding the following paragraph at the end thereof:

          "'Good Reason' shall not include the Participant's death or a termination for any reason other than the events specified in clauses (1) through (7) above."

     AND FURTHER RESOLVED, that all other provisions of the Plan shall remain in full force and effect in accordance with their terms.